UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 27, 2004

LSI LOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-11674	94-2712976

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 Barber Lane
Milpitas, California 95035

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(408) 433-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

     LSI Logic Corporation (“LSI Logic” or the “Company”) reported revenues of $448 million in the second quarter of 2004, a 1% sequential decrease compared to the $452 million reported in the first quarter of 2004, and a 10% increase compared to the $407 million reported in the second quarter of 2003.

     Cash and short-term investments totaled $847 million at the end of the second quarter of 2004. The Company generated positive operating cash flow for the ninth consecutive quarter.

     GAAP (generally accepted accounting principles) net income for the second quarter of 2004 was $7 million or 2 cents per diluted share, compared to GAAP net loss for the second quarter of 2003 of $162 million or 43 cents per diluted share and compared to GAAP net income of $9 million or 2 cents per diluted share in the first quarter of 2004.

Safe Harbor for Forward Looking Statements:

     This filing and the news release contain forward-looking statements, which include the following: projected revenues of $435 million to $465 million in the third quarter of 2004; projected GAAP range of break-even to net loss of 3 cents per diluted share in the third quarter of 2004; projected net income, excluding special items, of 3-6 cents per diluted share in the third quarter of 2004; the Company’s expectation that the second half of the year will be stronger than the first, driven by continued growth in consumer electronics and an improvement in IT spending by the Company’s customer base; the Company’s expectation of a steady growth ramp for RapidChip Platform ASICs in the second half of 2004, leading to volume production in 2005; projected capital spending of approximately $25 in the third quarter of 2004 and approximately $100 million in 2004; and expected third quarter depreciation and software amortization of approximately $25 million. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI Logic’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: fluctuations in the timing and volumes of customer demand; the rate of depletion of customer inventory buildup and the company’s achievement of revenue objectives; ability to meet financial targets; the company’s ability to develop new products; the timing and the success of new product introductions; and the continued availability of appropriate levels of manufacturing capacity. For additional information, readers are referred to the documents filed by LSI Logic with the SEC, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K, 10-Q and 8-K.

Item 7. Financial Statements and Exhibits

     The following exhibit is furnished pursuant to Item 12:

     Exhibit 99.1* LSI Logic Corporation News Release issued July 27, 2004.

*	Furnished, not filed

Item 12. Results of Operations and Financial Condition

     On July 27, 2004, the Company issued a press release regarding its financial results for the fiscal quarter ended July 4, 2004. A copy of the news release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Use of Non-GAAP Financial Information

     LSI Logic has referenced non-GAAP financial information in the news release. LSI Logic management believes that the results of operations excluding special items presented herein for the three and six month periods ended June 30, 2004 and 2003*, provides useful information to investors regarding results of operations, as it excludes charges, expenses, gains and losses that are not directly related to the ongoing business results and/or stem from purchase business combinations. These business results are used by management for evaluating historical performance in addition to being used for the Company’s forecasting and planning for future periods. Restructuring of operations, acquisition related amortization including intangibles and non-cash deferred stock compensation and other special items are examples of charges that are not directly related to the Company’s ongoing business and/or stem from purchase business combinations. For a complete reconciliation of special items excluded from our results of operations for the three and six month periods ended June 30, 2004 and 2003*, refer to the tables furnished in the news release attached as Exhibit 99.1.

     Results of operations excluding special items for the period presented are provided for illustrative purposes only and should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States and the Company’s most recent annual report on Form 10-K for the twelve months ended December 31, 2003.

* The current quarter ended July 4, 2004.  For presentation purposes, the consolidated financial statements refer to the quarter’s calendar month end for convenience.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION a Delaware Corporation

Dated: July 27, 2004	By:	/s/ David G. Pursel David G. Pursel Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	LSI Logic Corporation News Release issued July 27, 2004